Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 24, 2015, relating to the financial statements and financial highlights of GMO Benchmark-Free Allocation Fund, GMO Global Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Developed World Stock Fund, GMO Global Focused Equity Fund, GMO International Equity Allocation Fund, GMO International Developed Equity Allocation Fund, GMO Tax-Managed International Equities Fund, GMO International Equity Fund, GMO International Large/Mid Cap Equity Fund, GMO Foreign Fund, GMO Foreign Small Companies Fund, GMO International Small Companies Fund, GMO U.S. Equity Allocation Fund, GMO Emerging Markets Fund, GMO Emerging Countries Fund, GMO Emerging Domestic Opportunities Fund, GMO Quality Fund, GMO Resources Fund, GMO Benchmark-Free Bond Fund, GMO Global Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Core Plus Bond Fund, GMO Emerging Country Debt Fund, GMO Debt Opportunities Fund, GMO Alpha Only Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Fund, GMO Implementation Fund, GMO Risk Premium Fund, GMO Special Opportunities Fund, GMO Strategic Opportunities Allocation Fund, GMO Taiwan Fund, and GMO U.S. Treasury Fund, which appear in the February 28, 2015 Annual Reports to Shareholders and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2015